[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.23

Date:20 November 2020

(1)	BICYCLERD LIMITED
(2)	BICYCLETX LIMITED
(3)	BICYCLE THERAPEUTICS PLC
(4)	BICYCLE THERAPEUTICS INC
(5)	PEPSCAN SYSTEMS BV
(6)	PEPSCAN PRESTO BV
(7)	PEPSCAN THERAPEUTICS BV
(8)	PEPSCAN HOLDING NV
(9)	PEPMAB BV

SETTLEMENT AND LICENCE AGREEMENT

TABLE OF CONTENTS

RECITALS4

1. DEFINITIONS AND INTERPRETATION5

2. EFFECTIVE DATE7

3. GRANT OF LICENCES7

4. FINANCIAL SETTLEMENT TERMS8

5. PAYMENT TERMS10

6. WITHDRAWAL OF PROCEEDINGS AND RELEASE12

7. NO ADMISSION12

8. COSTS13

9. AUDIT RIGHTS13

10. CONFIDENTIALITY13

11. COMMUNICATION15

12. CHANGE OF CONTROL15

13. DISPUTE RESOLUTION17

14. ENTIRE AGREEMENT18

15. NOTICES18

16. GOVERNING LAW19

17. GENERAL PROVISIONS19

ANNEX 1 – NET SALES24

ANNEX 2 – ESCROW DETAILS25

ANNEX 3 – LICENSED PRODUCTS26

ANNEX 4 – COMMUNICATION STATEMENT27

ANNEX 5 – POWER OF ATTORNEY30

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SETTLEMENT AND LICENCE AGREEMENT

THIS AGREEMENT is made the 20th day of November 2020

BETWEEN

1.	BICYCLERD LIMITED, formerly named Bicycle Therapeutics Limited, a company incorporated in England and Wales under registration number 06960780, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England;
2.	BICYCLETX LIMITED, a company incorporated in England and Wales under registration number 11036101, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England;
3.	BICYCLE THERAPEUTICS PLC, a company incorporated in England and Wales under registration number 11036004, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England; and
4.	BICYCLE THERAPEUTICS INC, a company incorporated in Delaware, United States of America, whose principal place of business is at 4 Hartwell Place, Lexington, MA, United States of America,

(each, a "Bicycle Party" and collectively, "Bicycle")

AND

1.	PEPSCAN SYSTEMS BV, a company incorporated in The Netherlands under registration number 39060590, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
2.	PEPSCAN PRESTO BV, a company incorporated in The Netherlands under registration number 39097142, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
3.	PEPSCAN THERAPEUTICS BV, a company incorporated in The Netherlands under registration number 39097144, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
4.	PEPSCAN HOLDING NV, a company incorporated in The Netherlands under registration number 39096665, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad; and
5.	PEPMAB BV, a company incorporated in The Netherlands under registration number 62174169, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad,

(each, a "Pepscan Party", and collectively, "Pepscan")

Unless stated otherwise, Bicycle and Pepscan shall each comprise a "Party" and together shall comprise the "Parties").

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

RECITALS

A.	Whereas, Pepscan is the registered owner of European patent [***] and its counterparts, and further patents and patent applications of the patent family of PCT-application WO 2004 / 0077062.
B.	Whereas, the Parties are in on-going litigation in the Netherlands before the District Court The Hague (case number C/09/518528 / HA ZA 16-1091), the Court of Appeal The Hague (case number 200.246.353/01) and the Dutch Supreme Court (case number 20/01602) (the "Proceedings").
C.	Whereas, the Parties are in ongoing inter partes review proceedings before the Patent Trial and Appeal Board of the United States Patent and Trademark Office ("PTAB") against patents US 8,742,070 and US 8,748,105 (case numbers IPR 2020-01569 and IPR 2020-01626) (the "Inter Partes Reviews").
D.	Whereas, the Parties are in ongoing invalidity proceedings before the Bundespatentgericht against patent [***], the German part of [***] (filed on 7 September 2020, with case number 3 Ni 25/20 (EP)).
E.	Whereas, Pepscan Presto BV and Pepscan Systems BV (collectively, the "Licensor") granted BicycleRD Limited a licence under the Pepscan Know-How and under the Pepscan Patents (as defined in clauses 1.1.12 and 1.1.13, respectively) in a licence agreement of 13 August 2009 (the "PLA 2009"), replaced by a licence agreement of 1 July 2010 (the "PLA 2010"). The PLA 2009 and the PLA 2010 included an obligation for the parties to negotiate in good faith to conclude a service agreement pursuant to which Pepscan Presto BV would serve as BicycleRD Limited’s exclusive supplier for the synthesis of so-called CLIPS peptides (article 3.2 of PLA 2010), and an obligation for BicycleRD Limited to keep secret and confidential all know-how communicated to it by the Licensor (article 6 of PLA 2010).
F.	Whereas, BicycleRD Limited and Pepscan Presto BV concluded a Framework Service Agreement of 15 March 2010, which was terminated by BicycleRD Limited by letter of 22 May 2015 with effect from 22 August 2015 (the "FSA").
G.	Whereas, the Licensor terminated the PLA 2010 with immediate effect by letter of 17 March 2016, which termination was confirmed by the Court of Appeal The Hague, which termination is currently the subject of the Supreme Court appeal.
H.	Whereas, the Parties are in dispute about the Licensor’s right to terminate the PLA 2010 and about the continued exploitation of the Pepscan Know-How and Pepscan Patents (as defined in clauses 1.1.12 and 1.1.13, respectively). As an alternative defence against the consequences of the Licensor’s termination of the PLA 2010, BicycleRD Limited filed a conditional nullity claim against the Dutch part of Pepscan’s European patent [***], a nullity claim against the German part of Pepscan’s European patent [***] and the Inter Partes Reviews (collectively, the "Bicycle Nullity Actions").
I.	Whereas, in the Proceedings, the District Court held (decision of 18 April 2018) that Bicycle did not breach article 3.2 of the PLA 2010 by breaching or terminating the FSA, but that "it seems likely" that BicycleRD Limited shared confidential know-how of the Licensor with third parties in breach of article 6 of the PLA 2010. Bicycle categorically refute this assumption and were entitled to submit evidence to challenge it; this matter is still outstanding. The Court of Appeal subsequently found (decision of 18 February 2020) that BicycleRD Limited had breached article 3.2 of the PLA 2010 by ordering

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CLIPS peptides from third party suppliers without the prior consent of the Licensor, and that the Licensor had the right to terminate the PLA 2010. BicycleRD Limited appealed the decision of the Court of Appeal to the Supreme Court. Other grounds for the Licensor’s termination of the PLA 2010, the issue as to whether the Licensor supplied any know-how to Bicycle and whether Bicycle used any such know-how or shared such know-how with third parties, and the Bicycle Nullity Actions, are still pending before the District Court.
J.	Whereas, the Parties have agreed to settle their differences and have agreed terms for the full and final settlement of the disputes upon and subject to the terms and conditions set forth below, on a fully and effectively binding basis, in this Settlement and Licence Agreement.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Settlement and Licence Agreement, unless the context otherwise requires:
1.1.1	"Affiliate(s)" means any entity from time to time which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party. For the purposes of this definition, the term "control" means the beneficial ownership of more than 50% (fifty percent) of the issued share capital of a company or the legal power to direct or cause the direction of the general management of the company.
1.1.2	"Bicycle Released Claims" means any claim in an infringement, revocation or entitlement action, opposition, inter partes review, or in any other action relating to the misuse, misappropriation, validity or infringement of intellectual property rights, trade secrets or confidential information, including any claim for liability, right, demand and set-off (including any claims for interest, costs and disbursements), whether or not presently known to the Parties, their assignees, transferees, representatives, principals, officers or directors, and whether in law or equity, that Bicycle, its assignees, transferees, representatives, principals, officers or directors, ever had, may have or hereafter can, shall or may have against Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners prior to the Effective Date or in the future with regard to the Pepscan Patents.
1.1.3	"BT1718" is the molecule as illustrated in Annex 3 (Licensed Products).
1.1.4	"Business Day" means any day which is not a Saturday or Sunday or a bank holiday in any part of the United Kingdom.
1.1.5	"Effective Date" means the terms as defined in clause 2 (Effective Date).
1.1.6	"FDA" means the Food and Drug Administration of the United States of America.
1.1.7	"Licensed Products" means BT1718 and THR149.
1.1.8	"Marketing Authorisation" means the authorisation to place a medicinal or healthcare product on the market in the European Union or any part of it, whether centrally or nationally authorised, or any equivalent authorisation

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

granted by any regulatory authority in any country or region outside the European Union.
1.1.9	"Marketing Authorisation Application" means any application for a Marketing Authorisation.
1.1.10	"Net Sales" is defined in Annex 1 (Net Sales).
1.1.11	"New Drug Application" or "NDA" means a formal document submitted by a sponsor company to the FDA seeking approval of a new pharmaceutical for sale and marketing in the United States of America.
1.1.12	"Pepscan Know-How" means any confidential information (in the sense that it is or was not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to persons within the circles that normally deal with the kind of information in question, has or had commercial value because it is or was secret, and has or had been subject to reasonable steps under the circumstances, by the person lawfully in control of the information, to keep it secret), of which Pepscan is or was the rightful holder, and in respect of which Bicycle has or may have become aware in the course of the Parties’ communications and collaborations in relation to the PLA 2009, the PLA 2010 and/or the FSA, which is in existence as at the Effective Date.
1.1.13	"Pepscan Patents" means [***].
1.1.14	"Pepscan Payment Party" means the term as defined in clause 5.2.
1.1.15	"Pepscan Released Claims" means any claim in an infringement, revocation or entitlement action, opposition, inter partes review, or in any other action relating to the misuse, misappropriation, validity or infringement of intellectual property rights, trade secrets or confidential information, including any claim for liability, right, demand and set-off (including any claims for interest, costs and disbursements), whether or not presently known to the Parties, their assignees, transferees, representatives, principals, officers or directors, and whether in law or equity, that Pepscan, its assignees, transferees, representatives, principals, officers or directors, ever had, may have or hereafter can, shall or may have against Bicycle, its licensees, suppliers and/or collaboration, development and/or commercialisation partners prior to the Effective Date or in the future with regard to the Pepscan Know-How and the Pepscan Patents, provided that with respect to the Pepscan Patents after the Effective Date this is limited solely to the Licensed Products.
1.1.16	"Released Contract Claims" means any contractual claims related to the PLA 2009, the PLA 2010, the FSA, including the Proceedings, whether or not presently known to the Parties, their assignees, transferees, representatives, principals, officers or directors, and whether in law or equity, that a Party, its assignees, transferees, representatives, principals, officers or directors, ever had, may have or hereafter can, shall or may have against the other Party prior to the Effective Date or in the future.
1.1.17	"Settlement and Licence Agreement" means this settlement and licence agreement together with any annexes to it.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.1.18	"THR149" is the molecule as illustrated in Annex 3 (Licensed Products).
1.1.19	"Year" means any twelve (12) month period during the term of this Settlement and Licence Agreement commencing on 1st January.
1.2	In this Settlement and Licence Agreement, the terms "Bicycle" and "Pepscan" shall include each of the respective entities listed on the cover page, including each Affiliate thereof.
1.3	Where any consent is required from the Bicycle Parties or Pepscan Parties (as applicable) for purposes of this Settlement and Licence Agreement, such consent shall be given by BicycleRD Limited on behalf of the Bicycle Parties, and by Pepscan Systems BV on behalf of the Pepscan Parties.
1.4	The clause and Annex headings are for convenience only and shall not affect the interpretation of this Settlement and Licence Agreement.
1.5	References to "clauses" are to clauses in the main body of this Settlement and Licence Agreement, references to "Annexes" are to schedules of this Settlement and Licence Agreement and references to "paragraphs" are to paragraphs of the Annexes.
1.6	References to the singular include the plural and vice versa, and references to one gender include the other genders.
1.7	Any phrase introduced by the expressions "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
1.8	Any reference to a statute, statutory provision or subordinate legislation ("legislation") (except where the context otherwise requires): (i) shall be deemed to include any bye laws, licences, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made under that legislation; and (ii) shall be construed as referring to any legislation which replaces, re-enacts, amends or consolidates such legislation (with or without modification) at any time.
1.9	In the case of any inconsistency between any provision of the Annexes to this Settlement and Licence Agreement and any term of this Settlement and Licence Agreement, the latter shall prevail.
2.	EFFECTIVE DATE

This Settlement and Licence Agreement shall take effect upon signature of it by the last of the Parties and such date shall comprise the Effective Date.  The licences to be granted under clause 3 (Grant of Licences) shall, however, take effect as soon as the Pepscan Payment Party has received Bicycle’s lump sum payment in accordance with the provisions of clause 4.2.1 below.

3.	GRANT OF LICENCES

In consideration for the payments referred to in clause 4 (Financial Settlement Terms) below, Pepscan hereby grants to Bicycle with effect from the date on which Pepscan has received Bicycle’s lump sum payment in accordance with the provisions of clause 4.2.1 below, irrevocable, perpetual, sub-licensable (through multiple tiers), non-exclusive worldwide licences under the Pepscan Patents to make, develop, use, manufacture, import, sell, dispose of, offer to sell, stock or otherwise supply the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Licensed Products and to apply for Marketing Authorisations and/or NDAs in respect of the Licensed Products and/or exploit the Pepscan Patents in any other way in respect of the Licensed Products and under the Pepscan Know-How to develop, use, manufacture, import, sell, dispose of, offer to sell, or otherwise supply the Licensed Products and apply for Marketing Authorisations and/or NDAs in respect of the Licensed Products and/or exploit the Pepscan Know-How in any other way.

4.	FINANCIAL SETTLEMENT TERMS
4.1	In consideration for the grant of the licences referred to in clause 3 (Grant of Licences) above, and to recognise the use that Bicycle has or may (if at all) have made of the Pepscan Patents and Pepscan Know-How in the development of the Licensed Products, the Parties hereby agree to the financial terms contemplated in this clause 4 (Financial Settlement Terms). For the avoidance of doubt, the payments contemplated in this clause 4 (Financial Settlement Terms) shall be the sole payments due and payable by Bicycle to Pepscan and no additional payments shall be made by Bicycle pursuant to this Settlement and Licence Agreement and the matters giving rise to it.

Lump sum payments

4.2	Bicycle shall, subject to the provisions of clause 5 (Payment Terms), pay to the Pepscan Payment Party the following lump sum payments in accordance with the following terms:
4.2.1	within five (5) Business Days of the Effective Date, Bicycle shall place €2 million (two million euros) into escrow ("Escrow Sum") in the third-party escrow account of [***] ("Escrow Account Holder"), as further detailed at Annex 2 (Escrow Details). With regard to the Escrow Sum:
4.2.1.1	such Escrow Sum shall remain in escrow until Pepscan has executed the steps required to be taken by it to withdraw from the Proceedings in accordance with clause 6.2 below; and
4.2.1.2	thereafter, the Escrow Account Holder shall be ordered to pay the Escrow Sum to the Pepscan Payment Party within [***] of Pepscan's execution of the steps required to be taken by it to withdraw from the Proceedings; and
4.2.2	€1 million (one million euros) on the first anniversary of the Effective Date.

Milestone payments

4.3	Bicycle shall, in addition to the lump sum payments contemplated in clause 4.2 above and also subject to the provisions of clause 5 (Payment Terms), pay to the Pepscan Payment Party certain additional lump sum payments upon certain performance-based milestones related to the development and marketing of the Licensed Products, if and when achieved, as set out below.

BT1718

4.4	Subject to clauses 4.7 and 5 (Payment Terms), Bicycle shall pay to the Pepscan Payment Party the following:
4.4.1	[***] upon the [***] of BT1718;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.4.2	[***] of BT1718 for either:
4.4.2.1	[***]; or
4.4.2.2	[***]; and
4.4.3	the following sales milestone payments:
4.4.3.1	[***] payable following the end of the Year in which cumulative Net Sales of [***] of BT1718 are achieved;
4.4.3.2	[***] payable following the end of the Year in which cumulative Net Sales of a further [***] of BT1718 are achieved; and
4.4.3.3	[***] payable following the end of the Year in which cumulative Net Sales of a further [***] of BT1718 are achieved.

THR149

4.5	Subject to clauses 4.7 and 5 (Payment Terms), Bicycle shall pay to the Pepscan Payment Party the following:
4.5.1	[***] on the [***] of THR149;
4.5.2	[***] on the [***] of THR149 for either:
4.5.2.1	[***]; or
4.5.2.2	[***]; and
4.5.3	the following sales milestone payments:
4.5.3.1	[***] payable following the end of the Year in which cumulative Net Sales of [***] of THR149 are achieved;
4.5.3.2	[***] payable following the end of the Year in which cumulative Net Sales of a further [***] of THR149 are achieved; and
4.5.3.3	[***] payable following the end of the Year in which cumulative Net Sales of a further [***] of THR149 are achieved.
4.6	For the avoidance of doubt:
4.6.1	the milestone payments pursuant to clauses 4.4.1, 4.4.2, 4.5.1, and 4.5.2 above shall be payable only once in relation to each Licensed Product, notwithstanding how many [***];
4.6.2	the applicable milestone payments under clauses 4.4 and 4.5 are due and payable, if Bicycle or any third party with the consent of Bicycle triggers a milestone pursuant to clauses 4.4.1, 4.4.2, 4.5.1, or 4.5.2, or if the Licensed Product Net Sales reach a milestone set out in clauses 4.4.3 or 4.5.3; and
4.6.3	each milestone payment payable pursuant to clauses 4.4.3 and 4.5.3, shall be payable only once on the achievement of the given volume of Net Sales.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.7	For purposes of facilitating the payment by Bicycle to the Pepscan Payment Party of the relevant milestone payments contemplated in clauses 4.4 and 4.5 above, Bicycle shall report to Pepscan, by way of a written notice, the occurrence of the relevant milestones (each, a "Milestone Notice"), which serves to notify the Pepscan Payment Party of its obligation to issue the valid VAT invoices for the corresponding milestone payments in accordance with clause 5.4 below. In this regard:
4.7.1	Bicycle shall, with regard to each of the milestones provided for in clauses 4.4.1, 4.4.2, 4.5.1 and 4.5.2, provide to Pepscan a Milestone Notice within [***] of:
4.7.1.1	the occurrence of the milestone event giving rise to the payment obligation, where such milestone event is carried out by Bicycle; and
4.7.1.2	Bicycle receiving notification from a third party of the occurrence of the milestone event giving rise to the payment obligation, where such milestone event is carried out by the aforesaid third party with the consent of Bicycle, it being understood that Bicycle shall contractually commit third parties with which it enters a licence agreement for BT1718 and/or THR149 after the Effective Date to notify Bicycle of the occurrence of a milestone event [***]; and
4.7.2	Bicycle shall, with regard to each of the milestones provided for in clauses 4.4.3 and 4.5.3, provide to Pepscan a Milestone Notice within:
4.7.2.1	[***] of the end of the preceding Year where the Net Sales meet or exceed the relevant thresholds, in circumstances where Bicycle made the sales and received the income directly; and
4.7.2.2	in circumstances where sales of BT1718 and/or THR149 have been made by authorised Bicycle licensees, [***] of Bicycle receiving net sales reports from the aforesaid licensees, [***], which report the net sales of BT1718 and/or THR149 by such licensee during the preceding Year where the Net Sales meet or exceed the relevant thresholds, and each Milestone Notice shall further include the value of the milestone payment amount due as well as a brief description of the milestone event.  Such Milestone Notices shall be sent to the Pepscan Payment Party via e-mail to [***] or to such other address as may be communicated in writing by Pepscan to Bicycle from time to time, and such e-mail shall constitute written notice for the purposes of this clause 4.7.

5.	PAYMENT TERMS
5.1	Each Bicycle Party shall be jointly and severally liable for all the payments to be made to Pepscan pursuant to clause 4 (Financial Settlement Terms).
5.2	Pepscan hereby nominates Pepscan Systems BV as the Pepscan Party that shall invoice and accept payments made by Bicycle in accordance with this Settlement and Licence Agreement for, and on behalf of, the Pepscan Parties ("Pepscan Payment Party"). For the avoidance of doubt:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.2.1	upon payment by Bicycle of the payments to the Pepscan Payment Party in accordance with this Settlement and Licence Agreement, such payment shall fulfil Bicycle's payment obligation to all Pepscan Parties; and
5.2.2	it shall be incumbent upon the Pepscan Payment Party to distribute such payments amongst the Pepscan Parties, as may be determined by Pepscan.
5.3	All amounts payable by Bicycle to Pepscan under clause 4 (Financial Settlement Terms) shall, subject to and without prejudice to the provisions set out in Annex 1 (Net Sales), be paid [***], and all amounts payable are [***] invoice.
5.4	The Pepscan Payment Party shall submit valid VAT invoices to Bicycle at [***], or such other e-mail address as may be communicated in writing by Bicycle to the Pepscan Payment Party from time to time, for all the amounts payable by Bicycle to Pepscan under clause 4 (Financial Settlement Terms), as follows:
5.4.1	with regard to the lump sum payments contemplated at clause 4.2 above, the Pepscan Payment Party shall submit valid VAT invoices to Bicycle within [***] from such lump sum amounts becoming due; and
5.4.2	with regard to the milestone payments contemplated in clauses 4.4 and 4.5 above, the Pepscan Payment Party shall submit valid VAT invoices to Bicycle within [***] from receipt of the relevant Milestone Notice in accordance with clause 4.7 above.
5.5	The Pepscan Payment Party shall ensure that each invoice issued in accordance with clause 4 (Financial Settlement Terms):
5.5.1	is calculated in accordance with this Settlement and Licence Agreement; and
5.5.2	contains such other information reasonably requested by Bicycle, including bank account details.
5.6	Bicycle shall pay each undisputed invoice submitted by the Pepscan Payment Party in accordance with clauses 5.4 and 5.5, within [***] of receipt. All payments shall be made by Bicycle in Euros by bank transfer to the account of the Pepscan Payment Party at a bank to be nominated in writing by the Pepscan Payment Party from time to time.
5.7	If Bicycle fails to make a payment due to Pepscan under this Settlement and Licence Agreement by the due date, then Bicycle shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment. Interest under this clause will accrue at [***].
5.8	If Bicycle disputes a payment in good faith in accordance with clause 5.9, then the interest payable under clause 5.7 is only payable after the dispute is resolved, on sums found or agreed to be due, from [***] after the date upon which the dispute is resolved until payment.
5.9	If, following receipt of any invoice, Bicycle notifies Pepscan in writing of a good faith dispute concerning any of the amounts payable under such invoice (indicating in such notice the basis for its dispute), then:
5.9.1	where applicable, the Pepscan Payment Party shall issue two (2) replacement invoices, one in respect of the disputed amount and one in respect of the undisputed amount;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.9.2	where applicable, Bicycle shall pay the invoice for the undisputed amount but shall be entitled to withhold the disputed amount pending resolution in accordance with the dispute resolution process contemplated in clause 13 (Dispute Resolution); and
5.9.3	upon resolution of the disputed amount, Bicycle shall pay any amounts determined or agreed to be payable to Pepscan by no later than the date which is [***] after the date upon which the disputed amount was resolved.
6.	WITHDRAWAL OF PROCEEDINGS AND RELEASE
6.1	This Settlement and Licence Agreement comprises full and final settlement of the Pepscan Released Claims, Bicycle Released Claims and Released Contract Claims and without limitation on each Party’s rights and obligations under this Settlement and Licence Agreement, as of the Effective Date and thereafter:
6.1.1	each Party (i) releases and forever discharges any and all of the Released Contract Claims and (ii) undertakes not, at any stage in the future, to commence or re-institute any proceedings relating to the Released Contract Claims against a Party;
6.1.2	Bicycle (i) releases and forever discharges any and all of the Bicycle Released Claims, and (ii) undertakes not, at any stage in the future, to commence or re-institute any proceedings or oppositions relating to the Bicycle Released Claims against Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners, unless Pepscan commences patent infringement proceedings based on a patent within the Pepscan Patents against Bicycle, its licensees, suppliers and/or collaboration, development and/or commercialisation partners, in which case Bicycle shall be allowed to counterclaim for invalidity against that patent; and
6.1.3	Pepscan (i) releases and forever discharges any and all of the Pepscan Released Claims, and (ii) undertakes not, at any stage in the future, to commence or re-institute any proceedings or oppositions relating to the Pepscan Released Claims against Bicycle, its licensees, suppliers and/or collaboration, development and/or commercialisation partners.
6.2	As soon as the Escrow Account Holder confirms that the Escrow Sum has been placed in escrow in accordance with the terms of clause 4.2.1.1 and in any event within [***] of such confirmation each Party shall withdraw from:
6.2.1	the Proceedings; and
6.2.2	the Bicycle Nullity Actions, and for purposes of the Inter Partes Reviews, the Parties shall jointly request authorisation from the PTAB to file joint motions to terminate proceedings and will file such motions, together with this Settlement and Licence Agreement under seal, upon authorisation from the PTAB.
7.	NO ADMISSION

This Settlement and Licence Agreement is entered into for the purposes of compromise only.  It is not and shall not be represented or construed by the Parties as an admission or as evidence of wrongdoing on the part of any Party or any other person or entity, nor as an acknowledgement of the existence or disclosure of any relevant know-how.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.	COSTS

Each Party shall bear their own legal costs and expenses in relation to the Proceedings and the Bicycle Nullity Actions as well as the drafting, negotiation and implementation of this Settlement and Licence Agreement and any further agreements arising from it.

9.	AUDIT RIGHTS
9.1	Pepscan shall be entitled to procure access to any of Bicycle's records to verify the achievement (or not) of the milestones under clauses 4.4 and 4.5 ("Audit"), provided that Pepscan shall only procure such Audit by appointing an external, reputable, independent and international firm of registered accountants that can cover both Europe and the United States of America and which have offices in both such jurisdictions ("Auditors") and Pepscan shall not conduct the Audit itself and/or with the assistance of any Pepscan personnel.
9.2	The Auditors shall be bound by confidentiality provisions consistent with those contemplated in clause 10 (Confidentiality) below, and Bicycle reserves the right to require the Auditors to enter into a separate confidentiality agreement directly with Bicycle prior to the Auditors commencing with the Audit. For the avoidance of doubt, Pepscan shall not be entitled to have any access to and/or have sight of Bicycle's records that are the subject of the Audit, and Pepscan shall therefore rely on the formal report issued by the Auditors following the completion of the Audit.
9.3	Pepscan shall provide at least [***] notice of its intention to procure an Audit, and any Audit shall be conducted by the Auditors during business hours.
9.4	Subject to Bicycle's confidentiality obligations, Bicycle shall provide the Auditors with all reasonable co-operation, access and assistance in relation to each Audit.
9.5	Pepscan shall use its reasonable endeavours to ensure that the conduct of each Audit does not unreasonably disrupt Bicycle and that individual Audits are co-ordinated with each other to minimise any disruption. The Parties agree that there shall be no more than one (1) Audit per Year.
9.6	Irrespective of the outcome of any Audit, the Parties shall bear their own costs and expenses incurred in respect of the conduct of Audits and their compliance with their obligation under this clause 9 (Audit Rights).
9.7	Each Bicycle Party shall, and shall procure that its sub-licensees with which it enters a licence agreement for BT1718 and/or THR149 after the Effective Date shall, keep true, complete, separate and detailed records and books containing all data reasonably required for the computation and verification of the achievement of the milestones set out in clauses 4.4 and 4.5. Within not more than [***] from the Effective Date, Bicycle shall request the same from any sub-licensees with which it entered a licence agreement for BT1718 and/0r THR149 before the Effective Date.
10.	CONFIDENTIALITY
10.1	The terms of this Settlement and Licence Agreement and the negotiations which led to it are to remain confidential between the Parties (the "Confidential Information"), save that they may be disclosed:
10.1.1	by any Party with the prior written consent of the other Party;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.1.2	subject to clause 10.3, by any Party to its respective professional advisers or auditors, to the extent necessary to enable them to perform their functions properly for such Party;
10.1.3	subject to clause 10.3, by any Party to: (i) potential acquirors (and their respective professional advisers), to the extent necessary to enable them to consider, evaluate, negotiate and/or advance a potential acquisition or transaction related to that Party; and (ii) financing sources (and their respective professional advisers), to the extent necessary to enable them to consider, evaluate, negotiate and/or advance a potential financing transaction related to that Party;
10.1.4	by any Party to the extent such disclosure is, in the reasonable opinion of such Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other governmental body of competent jurisdiction (including, for the avoidance of doubt, the U.S. Securities and Exchange Commission); provided that the Party intending to make the disclosure shall, to the extent legally permissible, first have given prompt written notice (and to the extent practicable, at least [***]) to the other Party and give the other Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information. If no protective order or other remedy is obtained, the Party making the disclosure shall furnish only that portion of Confidential Information which such Party is advised by counsel is legally required to be disclosed.
10.2	In the event that a given Party is required to make a disclosure pursuant to the above clause 10.1, the other Party will be permitted to disclose the same information should it wish to do so provided such disclosure shall be made under and/or pursuant to the same confidentiality protections (if any) under which the first Party made the disclosure, including as set out in clause 10.1.4.
10.3	To the extent that a Party discloses Confidential Information to the third parties contemplated in clauses 10.1.2 and/or 10.1.3 above (as applicable) ("Authorised Persons"), such disclosure shall be on a "need-to-know" basis and made solely for the purposes contemplated in clauses 10.1.2 and 10.1.3 (as applicable), and the Party disclosing the Confidential Information shall:
10.3.1	inform all such Authorised Persons that the Confidential Information is confidential and subject to the terms contemplated in this clause 10 (Confidentiality);
10.3.2	ensure that all such Authorised Persons are under a duty of confidentiality or otherwise enter into written confidentiality agreements with it on terms consistent with this clause 10 (Confidentiality); and
10.3.3	be responsible for all acts and omissions of Authorised Persons as though they were its own acts or omissions under this clause 10 (Confidentiality).
10.4	The Parties shall not use the Confidential Information other than as contemplated by this Settlement and Licence Agreement.
10.5	The provisions of this clause 10 (Confidentiality) shall not apply to any information which at the time of its disclosure was already generally available to the public other than by reason of a breach of the terms of this Settlement and Licence Agreement, or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

otherwise becomes part of the public domain other than by reason of a breach of the terms of this Settlement and Licence Agreement.
10.6	Without prejudice to any other rights or remedies that any Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this clause 10 (Confidentiality). Accordingly, each Party shall be entitled to the remedies of injunctions, specific performance or other equitable relief for any threatened or actual breach of this clause 10 (Confidentiality).
11.	COMMUNICATION
11.1	Subject to clauses 10.1 and 11.2, a Party shall not make any public announcement or issue any media release relating to the execution or subject matter of this Settlement and Licence Agreement without the prior written consent of the other Party as to the form, content and timing of the announcement or release.
11.2	Included at Annex 4 (Communication Statement) is an agreed form of wording that the Parties shall publicly communicate (including on their websites) the terms of this Settlement and Licence Agreement.
12.	CHANGE OF CONTROL
12.1	If there is an acquisition of any of the Pepscan Parties or Bicycle Parties (as applicable) ("Target"), whether by a third party or an Affiliate of the Target ("Acquirer"), meaning the sale or other transfer of the entire issued share capital of the Target or any merger, scheme of arrangement or other similar transaction resulting in the Acquirer (or persons acting in concert with the Acquirer) holding (whether by one or a series of related transactions) all the shares in the Target, the Target undertakes to Bicycle or Pepscan (as applicable) that it shall not as a part of such sale or other transfer of the entire issued share capital or merger, scheme of arrangement or other similar transaction take any actions that would result in the Target ceasing to be bound by the rights and obligations under this Settlement and Licence Agreement.
12.2	Subject to clauses 12.3 and 12.5:
12.2.1	if there is a sale, transfer or other means of disposition (including by means of out-license) of all or substantially all of the business or assets of a Party ("Transferor") to a third party or an Affiliate, new entity or separate division of the Transferor, the Transferor undertakes that it shall: (i) transfer any and all of its rights and obligations under this Settlement and Licence Agreement to the successor in interest ("Transferee"); and (ii) procure that such Affiliate, new entity or separate division of the Transferor (as applicable) shall, for the purposes of clause 12.4 of this Settlement and Licence Agreement, grant to the other Party, as represented by any one entity of such Party, a power of attorney in the form contained in Annex 5 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any such sale, transfer or other means of disposition pursuant to this clause 12.2.1; and
12.2.2	if there is a sale, transfer or other means of disposition (including by means of out-license) of any of the Pepscan Patents and/or the Pepscan Know-How by any Pepscan Party ("Transferor"), including a sale, transfer or other disposition (including by means of out-license) of one or more of the Pepscan Patents or the Pepscan Know-How to a third party or an Affiliate, new entity or separate division of the Transferor, the Transferor undertakes that it shall:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(i) ensure that the new owner of the Pepscan Patents and/or the Pepscan Know-How ("Transferee") shall be contractually bound to Bicycle by the rights and obligations of Pepscan under clauses 3 (Grant of Licences) and 6 (Withdrawal of Proceedings and Release); and (ii) procure that such Affiliate, new entity or separate division of the Transferor (as applicable) shall, for the purposes of clause 12.4 of this Settlement and Licence Agreement, grant to Bicycle, as represented by any one nominated Bicycle Party, a power of attorney in the form contained in Annex 5 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any such sale, transfer or other means of disposition pursuant to this clause 12.2.2.
12.3	In the event that there is a sale, transfer or other disposition (including by means of out-license) by a Party ("Transferor") to an Affiliate, new entity or separate division ("Affiliate Transferee") pursuant to any of sub-clauses 12.2.1 or 12.2.2, and such Affiliate, new entity or separate division of the Transferor (as applicable) is subsequently sold or transferred by the applicable Affiliate Transferee to a third party, then the Transferor shall procure that the Affiliate Transferee either:
12.3.1	transfers such: (i) business or assets (and in each case any contracts); or (ii) Pepscan Patents and/or Pepscan Know-How (as applicable) back to the original Transferor (or another Affiliate of the original Transferor) and the applicable rights and obligations under this Settlement and Licence Agreement shall also be transferred back by the Affiliate Transferee to the original Transferor (or another Affiliate of the original Transferor). To the extent the transfer made pursuant to this clause is made to an Affiliate of the original Transferor and such Affiliate has not previously executed a power of attorney in accordance with clauses 12.2.1, 12.2.2 or 12.4 of this Settlement and Licence Agreement, then the Transferor shall procure that such Affiliate of the original Transferor shall, for the purposes of clause 12.4 of this Settlement and Licence Agreement, grant to the other Party, as represented by any one entity of such Party, a power of attorney in the form contained in Annex 5 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any transfer back to the Affiliate of the original Transferor pursuant to this clause 12.3.1; or
12.3.2	undertake to ensure that, as applicable:
12.3.2.1	the new owner of the business or assets shall also be contractually bound by the rights and obligations under this Settlement and Licence Agreement; or
12.3.2.2	the new owner of the Pepscan Patents and/or Pepscan Know-How (as applicable) shall also be contractually bound to Bicycle by the rights and obligations under clauses 3 (Grant of Licences) and 6 (Withdrawal of Proceedings and Release).
12.4	In order to facilitate the transfer of rights and obligations set out in sub-clauses 12.2.1 and 12.2.2 and clause 12.3: (i) the other Party ("Remaining Party") agrees to do all acts and things, and provide the Transferor with all assistance (including the execution of any documentation), reasonably requested in writing by the Transferor, and which is necessary, in order to effect such transfer from the Transferor to the Transferee or Affiliate Transferee or new owner under clause 12.3.2 (as applicable), provided that such acts and assistance do not impose any additional obligations on the Remaining Party (other than the doing of such things and assistance); and (ii) each Party shall

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

simultaneously with the execution of this Settlement and Licence Agreement grant to the other a power of attorney in the form contained in Annex 5 (Power of Attorney) of this Settlement and Licence Agreement (with the Party acting as the attorney, in each case, to be represented by any one entity of such Party) (and shall deliver the original of such power of attorney concurrently with execution this Settlement and Licence Agreement) so as to permit the Transferor to execute on its behalf any documentation required to perfect any transfer from the Transferor to the Transferee, or Affiliate Transferee, or new owner under clause 12.3.2 (as applicable), but not for any other purpose whatsoever.
12.5	The Transferor shall indemnify the Remaining Party and keep it indemnified from and against any and all liabilities, costs, expenses, damages and losses suffered or incurred by the Remaining Party arising as a result of any failure of the Transferor to secure the transfer of rights and obligations to the Transferee in accordance with the provisions of clause 12.2 or the Transferor’s failure to comply with the terms of clause 12.3 (as applicable). The Remaining Party shall have an obligation to mitigate any loss, and shall not be entitled to recover any legal costs or costs for management time incurred in pursuing the indemnity set out in this clause 12.5. For the avoidance of doubt, if and to the extent that the failure of the Transferor to secure the transfer of rights and obligations to the Transferee, Affiliate Transferee or new owner pursuant to clause 12.3.2 (as applicable) in accordance with the provisions of clause 12.2 and clause 12.3 (as applicable) or the Transferor’s failure to comply with the terms of clause 12.3 (as applicable) is a result of the Remaining Party's breach of clause 12.4, this indemnity may not be invoked by the Remaining Party.
12.6	Without prejudice to any other rights or remedies that each Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this clause 12 (Change of Control). In particular, with regard to clause 12.4, the Parties recognise that significant damage shall be caused to the Transferor should the Remaining Party not provide the necessary assistance to the Transferor, as required in accordance with such clause 12.4. Accordingly, each Party shall be entitled to the remedies of injunctions, specific performance or other equitable relief for any threatened or actual breach of this clause 12 (Change of Control).
12.7	Each Party shall keep confidential the terms and existence of any transaction or potential transaction to be implemented by the other Party in accordance with the terms of this clause 12 (Change of Control), save that details of any such transaction or potential transaction may be disclosed in accordance with clauses 10.1.1, 10.1.2, 10.1.3 or 10.1.4.
13.	DISPUTE RESOLUTION
13.1	Except as provided for in clause 13.6 any dispute arising out of or in connection with this Settlement and Licence Agreement including any question regarding its existence, validity or termination, shall be exclusively referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause 13.1.
13.2	The number of arbitrators shall be three.
13.3	The seat, or legal place, of arbitration shall be [***].
13.4	The language to be used in the arbitral proceedings shall be English.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.5	Arbitration conducted in accordance with this clause 13 (Dispute Resolution) shall be governed by and construed in accordance with the law of England and Wales.
13.6	Any application for equitable relief made by a Party pursuant to clauses 10.6 and 12.6 or any dispute relating to any such application, shall be subject to the exclusive jurisdiction of the courts of England and Wales.
14.	ENTIRE AGREEMENT
14.1	Subject to clause 14.2, this Settlement and Licence Agreement constitutes the entire agreement between the Parties in relation to its subject matter and replaces and extinguishes all prior heads of terms, agreements, draft agreements, arrangements, undertakings, or collateral contracts of any nature made by the Parties, whether oral or written, relating to that subject matter.
14.2	Nothing in this Agreement shall exclude or restrict the liability of any Party arising out of fraud, fraudulent misrepresentation or fraudulent concealment.
15.	NOTICES
15.1	Any notice to be given under this Settlement and Licence Agreement ("Notice") must be in writing, and delivered by courier or recorded first class post.
15.2	A Notice served under this Agreement will be deemed to be received upon the sooner of:
15.2.1	delivery of the Notice; or
15.2.2	if couriered or posted to a recipient in the same country as the sender, [***] and if sent to a recipient in a different country to the sender, [***].
15.3	The details of the Parties for the purpose of Notices relating to this Settlement and Licence Agreement are as follows:
Party	Contact	Address
BICYCLERD LIMITED	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLETX LIMITED	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLE THERAPEUTICS PLC	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLE THERAPEUTICS INC	[***], General Counsel	4 Hartwell Place, Lexington, MA, United States of America
PEPSCAN SYSTEMS BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPSCAN PRESTO BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PEPSCAN THERAPEUTICS BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPSCAN HOLDING NV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPMAB BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
15.4	Each Party may alter the above details which relate to it and shall promptly notify the other Party of any such change by a Notice in accordance with this clause 15 (Notices). The change will take effect [***] after the day on which the Notice of the change is deemed to be delivered in accordance with clause 15.2.
16.	GOVERNING LAW
16.1	This Settlement and Licence Agreement and any non-contractual obligation arising out of or in connection to this Settlement and Licence Agreement, including any question regarding its existence, validity or termination, will be governed by and construed in accordance with the law of England and Wales.
16.2	For the avoidance of doubt, the PLA 2009, PLA 2010, and FSA, including any and all disputes between the Parties arising thereof or in connection therewith, remain to be governed by and construed in accordance with Dutch law.
17.	GENERAL PROVISIONS
17.1	The Parties agree that no Party shall have, and each Party waives, any right to terminate all, or any part, of this Agreement, whether under contract, statute, tort, common law or otherwise.
17.2	Except in accordance with clause 12 (Change of Control), no Party shall assign, novate or transfer any rights or obligations under this Settlement and Licence Agreement without the prior written consent of the other Party.
17.3	No variation of this Settlement and Licence Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties.
17.4	In the event of any clause of this Settlement and Licence Agreement or any part of such clause being declared illegal, invalid or unenforceable by any court, authority or relevant arbitral panel of competent jurisdiction, that clause or part thereof shall be deemed not to form part of this Settlement and Licence Agreement, all other clauses or parts thereof contained in this Settlement and Licence Agreement shall remain in full force and shall not be affected thereby. The Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.
17.5	The failure to exercise, or delay in exercising, a right, power or remedy provided by this Settlement and Licence Agreement or by law shall not constitute a waiver of that right, power or remedy. If a Party waives a breach of any provision of this Settlement and Licence Agreement this shall not operate as a waiver of a subsequent breach of that provision, or as a waiver of a breach of any other provision.
17.6	The rights, powers and remedies provided in this Settlement and Licence Agreement are cumulative and not exclusive of any rights, powers and remedies provided by the law, or otherwise.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

17.7	Nothing in this Settlement and Licence Agreement shall be deemed to constitute a partnership, collaboration or joint venture between the Parties, nor to create a relationship of principal and agent for any purpose between the Parties, nor to authorise any Party to make or enter into any commitments for or on behalf of the other Party except as expressly provided in this Settlement and Licence Agreement.
17.8	This Settlement and Licence Agreement may be entered into in any number of counterparts. Each counterpart shall, when signed, be regarded as an original, and all the counterparts together shall together constitute one and the same Settlement and Licence Agreement. This Agreement shall not take effect until it has been signed by the Parties. This Settlement and Licence Agreement may validly be executed by electronic signature (in an agreed form) and exchanged and delivered by e-mail.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNED FOR AND ON BEHALF OF
BICYCLE THERAPEUTICS PLC:

/s/ Kevin Lee………………………………………………… Name/Position: Dr Kevin Lee, CEO Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLETX LIMITED: /s/ Kevin Lee………………………………………………… Name/Position: Dr Kevin Lee Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLERD LIMITED: /s/ Kevin Lee ……………………………………………… Name/Position: Dr Kevin Lee Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLE THERAPEUTICS INC.: /s/ Lee Kalowski……………………………………………… Name/Position: Lee Kalowski, President & CFO

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN SYSTEMS BV:
/s/ Hans de Backer………………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN PRESTO BV:
/s/ Hans de Backer ……………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF PEPSCAN THERAPEUTICS BV:
/s/ Hans de Backer ……………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN HOLDING NV:
/s/ Hans de Backer ………………………………………………

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Name/Position: Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020 SIGNED FOR AND ON BEHALF OF PEPMAB BV:
/s/ Hans de Backer ……………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 1 – NET SALES

1.	"Net Sales" shall mean the total product sales of each of the Licensed Products, made directly by Bicycle and any of its authorised licensees anywhere in the world. Net Sales shall be subject to the following deductions, [***].
2.	In calculating the Net Sales, any disposal of a Licensed Product by Bicycle and, to the extent applicable, any of its authorised licensees:

[***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 2 – ESCROW DETAILS

Escrow details:

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 3 – LICENSED PRODUCTS

[Redacted content comprises approximately 2 pages.]

BT1718

[***]

THR149

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 4 – COMMUNICATION STATEMENT

Bicycle Therapeutics Announces Settlement of Patent Dispute with Pepscan Systems B.V.

CAMBRIDGE, England, & BOSTON – [TBD], 2020 – Bicycle Therapeutics plc (NASDAQ:BCYC), a clinical-stage biotechnology company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced that it has entered into a settlement and license agreement with Pepscan Systems B.V. regarding Bicycle’s use of Pepscan’s CLIPS peptide technology.

The companies have agreed to settle all intellectual property disputes worldwide.  Under the terms of the settlement, Bicycle has been granted a license to use CLIPS peptide technology in the development of its product candidates BT1718 and THR-149.  Bicycle will pay €3 million upfront, will pay €1 million on the first anniversary of the date of settlement, and will make potential additional payments to Pepscan based on achievement of specified clinical, regulatory and commercial milestones.

About Bicycle Therapeutics

Bicycle Therapeutics (NASDAQ: BCYC) is a clinical-stage biopharmaceutical company developing a novel class of medicines, referred to as Bicycles®, for diseases that are underserved by existing therapeutics. Bicycles are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycles attractive candidates for drug development. Bicycle’s lead product candidate, BT1718, a Bicycle Toxin Conjugate (BTC) that targets MT1-MMP, is being investigated in an ongoing Phase I/IIa clinical trial in collaboration with the Centre for Drug Development of Cancer Research UK. Bicycle is also evaluating BT5528, a second-generation BTC targeting EphA2, in a Company-sponsored Phase I/II study. BT8009 is a BTC targeting Nectin-4, a well-validated tumor antigen, and is also currently being evaluated a Company-sponsored Phase I/II trial. Bicycle is headquartered in Cambridge, UK with many key functions and members of its leadership team located in Lexington, MA. For more information, visit bicycletherapeutics.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Bicycle’s use of CLIPS peptide technology in the development of its product candidates BT1718 and THR-149, Bicycle’s future payment obligations to Pepscan, and Bicycle’s contemplated achievement of specified clinical, regulatory and commercial milestones. Bicycle may not actually achieve the plans, intentions or expectations disclosed in these forward-looking

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as to Bicycle’s abilities to meet other anticipated deadlines and milestones, presented by the ongoing COVID-19 pandemic; uncertainties inherent in the initiation and completion of clinical trials by Bicycle or its collaboration partners and in the clinical development of Bicycle’s product candidates; availability and timing of results from clinical trials; expectations for regulatory approvals to conduct trials or to market product; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 5, 2020, as well as in other filings Bicycle may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investor and Media Contact:
Bicycle Therapeutics
Maren Killackey
maren.killackey@bicycletx.com
+1-617-203-8300

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Pepscan grants Bicycle Therapeutics a global CLIPS Technology license for product candidates BT1718 and THR-149

Lelystad, the Netherlands – [TBD] 2020 – Pepscan, the all-in-one peptide service provider with proprietary peptide constraining technologies, today announced that it has entered into a global agreement with Bicycle Therapeutics plc regarding the use of Pepscan’s CLIPS peptide technology for the further development of Bicycle’s product candidates BT1718 and THR-149.

As expert in constrained peptides, Pepscan developed a proprietary, highly versatile constraining technology to lock peptides into active conformations, called CLIPS (Chemical Linkage of Peptides onto Scaffolds). The CLIPS cyclization technology is known for its versatility and ease of application. CLIPS-peptides are recognized for their enhanced affinity, selectivity and proteolytic stability.

Peter Timmerman, CSO and inventor of the CLIPS technology: “We are proud to grant Bicycle a license for the continued use of the CLIPS technology for BT1718 and THR-149”.

As part of the agreement, Pepscan and Bicycle have agreed to settle all intellectual property disputes worldwide.

About Pepscan

Pepscan is the all-in-one peptide service provider, building on 25 years of experience in advancing and applying peptide expertise to facilitate clients in the development and (GMP) production of peptides. At its end-to-end facility in Lelystad, the Netherlands, Pepscan offers a range of patented technologies, phage display capabilities, a lead-optimization array platform, and production facilities for R&D- to GMP-grade peptides, including libraries and neoantigen vaccines. Among its patents is the CLIPS technology, which locks peptides into active conformations.  With its epitope mapping service platform, Pepscan also supports biotech companies in developing their antibody pipelines. The underlying protein mimicry platform delivers binding insights, even in cases where other technologies fall short. For more information visit pepscan.com.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 5 – POWER OF ATTORNEY

Power of Attorney

This power of attorney is made on [DATE] 202[●] by [NAME OF REMAINING PARTY], a company incorporated in [PLACE OF INCORPORATION] with company number [NUMBER] whose registered office is [ADDRESS] (the "Principal").

RECITALS:

A.

The Principal is [party to a OR required to execute this power of attorney pursuant to the terms of a] Settlement and Licence Agreement made on [DATE] 202[●] made between the Bicycle Parties and Pepscan Parties (each as defined therein) (the "Settlement and Licence Agreement").

B.	Clauses 12.2 and 12.3 of the Settlement and Licence Agreement detail certain of the rights and obligations of the parties thereto in the event of:
(i)

a sale, transfer or other means of disposition (including by means of out-license) of all or substantially all of the business or assets of a party to the Settlement and Licence Agreement to a third party or an Affiliate (as defined in the Settlement and Licence Agreement), new entity or separate division of the transferring party; and/or

(ii)

a sale, transfer or other means of disposition (including by means of out-license) of any Pepscan Patents and/or the Pepscan Know-How by Pepscan (as defined in the Settlement and Licence Agreement) to a third party or an Affiliate, new entity or separate division of Pepscan; and/or

(iii)	a sale, transfer or other disposition (including by means of out-license), by an Affiliate, new entity of separate division to a third party,

such events the "Change of Control Events" and the selling/transferring party in each case the "Transferor".

D.

Upon the occurrence of a Change of Control Event, then: (i) in the case of a transfer pursuant to clause 12.2, the Transferor undertakes to transfer to the new owner of the business or assets or the Pepscan Patents and/or Pepscan Know-How (as applicable) the relevant rights and obligations of the Transferor under the Settlement and Licence Agreement; or (ii) in the case of a transfer pursuant to clause 12.3, the Transferor shall procure that the Affiliate Transferee (as defined in the Settlement and Licence Agreement) shall transfer to the new owner, the original Transferor (as defined in the Settlement and Licence Agreement) or another Affiliate of the original Transferor (as applicable) the business or assets or the Pepscan Patents and/or Pepscan Know-How (as applicable) and the relevant rights and obligations under the Settlement and Licence Agreement (collectively, a "Transfer").

D.

In order to facilitate any Transfer pursuant to clauses 12.2 and 12.3, the Principal has agreed to do all acts and things and provide the Transferor with all assistance (including the execution of any documentation), reasonably requested in writing by the Transferor, and which is necessary to give effect the Transfer, subject to the terms of the Settlement and Licence Agreement.

E.	Pursuant to clause 12.4 of the Settlement and Licence Agreement, the Principal has agreed to grant this power of attorney to permit the Transferor to execute on its behalf

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

any documentation required to perfect any Transfer (but not, for the avoidance of doubt, for any other purpose whatsoever).

1.	Appointment and powers

The Principal appoints [NAME OF TRANSFEROR], a company incorporated in [PLACE OF INCORPORATION] with company number [NUMBER] whose registered office is [ADDRESS] as its attorney (the "Attorney") and in the Principal's name or otherwise and on its behalf to:

1.1	consider, settle, approve, sign, execute, deliver and/or issue all agreements, documents, certificates and instruments (all whether as a deed or not) which the Attorney in its absolute discretion considers necessary or desirable in connection with the implementation of the Transfer immediately following the occurrence of a Change of Control Event including any document necessary to perfect or effect the Transfer (the "Transfer Documents"); and
1.2	take any steps or do anything which the Attorney in its absolute discretion considers necessary or desirable in connection with the implementation of the Transfer or the implementation and/or execution of the Transfer Documents, provided, for the avoidance of doubt, that: (i) this power of attorney does not authorize the Attorney to consider, settle, approve, sign, execute, deliver and/or issue any agreements, documents, certificates and instruments (all whether as a deed or not) which seek to impose any additional obligations on the Principal in excess of those required by clause 12 (Change of Control) of the Settlement and Licence Agreement); and (ii) this power of attorney shall not be used for any other purposes whatsoever.

2.	DELEGATION BY CORPORATE ATTORNEY

Where the Attorney is a corporation the Attorney may delegate one or more of the powers conferred on the Attorney by this power of attorney to a director or an officer (or directors or officers) appointed for that purpose by the board of directors of the Attorney by resolution or otherwise.

3.	POWER BY WAY OF SECURITY

This power of attorney is given by way of security to secure the performance of obligations owed by the Principal to the Attorney under clause 12 (Change of Control) of the Settlement and Licence Agreement and shall be irrevocable save with the consent of the Attorney while that interest or obligation remains undischarged.

4.	RATIFICATION

The Principal undertakes to ratify and confirm whatever the Attorney does or purports to do, provided that such acts are within the scope of this power of attorney and taken in good faith in the exercise of any power conferred by this power of attorney.

5.	VALIDITY

The Principal declares that a person who deals with the Attorney in good faith may accept a written statement signed by that Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.	INDEMNITY
6.1	Subject always to clause 6.2, the Principal undertakes to indemnify the Attorney against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis and including any cost incurred in enforcing this indemnity) and all other reasonable professional costs and expenses) which the Attorney sustains or incurs in connection with any action taken within the scope of the powers conferred by this power of attorney and taken in good faith pursuant to the terms of this power of attorney.
6.2	The indemnity in clause 6.1 shall not cover the Attorney if and to the extent a claim under it results from the fraud, negligence or wilful misconduct of the Attorney.
7.	GOVERNING LAW AND JURISDICTION

This power of attorney and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it, its subject matter or its formation shall be governed by and construed in accordance with the law of England and Wales. It is irrevocably agreed that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this power of attorney or its subject matter or formation.

IN WITNESS of which this power of attorney has been executed and delivered as a deed on the date at the beginning of this power of attorney.

EXECUTED as a DEED on behalf of [NAME OF REMAINING PARTY] acting by:
(print name of director) in the presence of:	(signature of director)
Signature of witness:
Name of witness:
Address of witness:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.